Tellurian reports 2020 results

HOUSTON, Texas – (BUSINESS WIRE) -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) continued to build its integrated global natural gas business in 2020, focusing on expense and debt reduction.
President and CEO Octávio Simões said, “Tellurian is in a strong financial position with substantial liquidity after taking on expense reduction activities and significant debt reduction measures in 2020, and subsequent prepayments in 2021. Operationally, our Haynesville Shale wells have outperformed to unlock value, providing domestic natural gas supply and a valuable contribution to our integrated Driftwood model which will offer low-cost liquefied natural gas (LNG) to the world. As the global market transitions away from coal and natural gas demand continues to increase, LNG is a powerful resource in the quest to provide energy access with a much lower carbon footprint and energy equity to the growing global population.”
Operating activities
Tellurian produced 16.9 billion cubic feet (Bcf) of natural gas for the year ended December 31, 2020 as compared to 13.9 Bcf for the prior year. As of December 31, 2020, Tellurian’s upstream assets include 9,373 net acres, interests in 72 producing wells, and estimated proven reserves of 99.5 Bcf. The reserve estimates were determined under the U.S. Securities and Exchange Commission guidelines and were prepared by an independent petroleum consulting firm.
Financial results
Tellurian ended its 2020 fiscal year with approximately $78.3 million of cash and cash equivalents and approximately $72.8 million in short-term borrowings, and generated approximately $30.4 million in revenues from natural gas sales. Tellurian has a strong balance sheet consisting of approximately $293.0 million in assets at the end of 2020. Tellurian reported a net loss of approximately $210.7 million, including a non-cash impairment charge of approximately $81.1 million related to our upstream properties, or $0.79 per share (basic and diluted), for the year ended December 31, 2020.
About Tellurian Inc.
Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production and has nearly 100 drillable locations with an estimated one trillion cubic feet of net resource. It is also developing an LNG trading operation and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood project, and future costs and benefits of, and demand for, LNG. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2021, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. Estimates of natural gas resources are subject to substantially greater risk of not being produced than estimates of proved reserves. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
Contact

Media: Joi Lecznar EVP Public Affairs and Communication Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com